SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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DigitalNet Holdings, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
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DIGITALNET HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2004

   To the Stockholders of
    DigitalNet Holdings, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DigitalNet Holdings, Inc. will be held on Thursday, June 3, 2004, at 10:00 A.M., local time, at the Hilton Washington Dulles Airport, 13869 Park Center Road, Herndon, Virginia 20171, for the following purposes:

1. To elect eight directors to hold office until the 2005 annual meeting of stockholders and until their successors are duly elected and qualified; and

2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on April 21, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors
DIGITALNET HOLDINGS, INC.

Jack Pearlstein
Secretary

Herndon, Virginia
April 28, 2004

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

TABLE OF CONTENTS

PROXY STATEMENT

i

DIGITALNET HOLDINGS, INC.
2525 Network Place
Herndon, Virginia 20171

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2004

        This proxy statement is being furnished to stockholders by the Board of Directors (the “Board”) of DigitalNet Holdings, Inc. (the “Company”) beginning on or about May 3, 2004 in connection with a solicitation of proxies by the Board for use at the annual meeting of stockholders to be held on Thursday, June 3, 2004, at 10:00 A.M., local time, at the Hilton Washington Dulles Airport, 13869 Park Center Road, Herndon, Virginia 20171, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

        Execution of a proxy given in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR each proposal set forth in the Notice of Annual Meeting of Stockholders. The Company’s management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the Annual Meeting. However, if any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the enclosed form of proxy will vote the shares represented by each such proxy in accordance with their judgment on such matters.

        Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on April 21, 2004 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 16,290,158 shares of Common Stock, each of which is entitled to one vote per share.

PRINCIPAL STOCKHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 20, 2004 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned
Ken S. Bajaj (2)	1,641,043	10.1%
Jack Pearlstein (3)	409,754	2.5%
Steven Hanau	49,600	*
Michael C. Sanders	3,375	*
Michael McHugh	3,000	*
Bruce V. Rauner (4)(5)	--	*
Philip A. Canfield (4)(5)	--	*
Craig A. Bondy (4)(5)	500	*
The Hon. Richard N. Perle	8,334	*
Edward C. Meyer	8,334	*
Alan G. Merten	8,334	*
Stuart J. Yarbrough	11,334	*
All directors, nominees and executive	2,143,608	13.1%
officers as a group (12 persons)

* Denotes less than 1%.

(1)	Includes the following shares subject to stock options which are exercisable within 60 days after April 21, 2004: Mr. Hanau, 5,850 shares; Mr. Sanders, 3,375 shares; Mr. McHugh, 3,000 shares; Mr. Perle, 8,334 shares; Mr. Meyer, 8,334 shares; Dr. Merten, 8,334 shares; Mr. Yarbrough, 8,334 shares; and all directors, nominees and executive officers as a group, 45,561 shares.

(2)	Includes 326,672 shares of Common Stock held by the Bajaj Family Limited Partnership over which Mr. Bajaj exercises voting and investment control but excludes 326,672 shares owned by family trusts over which Mr. Bajaj does not exercise any voting or investment control. Of the shares listed in the table, 1,477,620 shares are subject to transfer restrictions under a senior management agreement between Mr. Bajaj and the Company.

(3)	Includes 24,538 shares of Common Stock held by the Pearlstein Family LLC over which Mr. Pearlstein exercises voting and investment control but excludes 25,000 shares of Common Stock held by family trusts over which Mr. Pearlstein does not exercise any voting or investment control. Of the shares listed in the table, 385,216 shares are subject to transfer restrictions under a senior management agreement between the Company and Mr. Pearlstein.

(4)	Each of Messrs. Rauner and Canfield is a principal of GTCR and Mr. Bondy is a member of GTCR’s general partner. As such, each may be deemed to exercise voting and investment power over the 8,049,564 shares deemed to be owned by GTCR. Each of Messrs. Rauner, Canfield, and Bondy disclaims beneficial ownership of the shares of Common Stock held by GTCR.

(5)	The address for Messrs. Rauner, Canfield, and Bondy is c/o Golder Rauner, L.L.C. 6100 Sears Tower Chicago, Illinois 60606-6402.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership by other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

Amount and Nature of Beneficial Ownership (1)
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
GTCR (2)	8,049,564	--	8,049,564	--	8,049,564	49.3%
Wellington Management	--	622,250	--	1,036,154	1,036,154	6.3%
Company, LLP (3)

(1)	These amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the Securities and Exchange Commission under Section 13(d) or 13(g) of the Securities Exchange Act of 1934.

(2)	GTCR refers to GTCR Golder Rauner, L.L.C. and its affiliates, including G.T.C.R. Fund VII, L.P.; GTCR Co-Invest, L.P. and GTCR Partners VII, L.P. The address for GTCR is 6100 Sears Tower Chicago, Illinois 60606-6402.

(3)	The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the Company’s directors are elected annually and each director holds office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. At the Annual Meeting, the stockholders will elect eight directors to hold office until the 2005 annual meeting of stockholders and until their successors are duly elected and qualified. Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.

        Listed below are the nominees of the Board of Directors for election at the Annual Meeting. The following sets forth certain information about each nominee and continuing director as of April 13, 2004.

Nominees for Election at the Annual Meeting

        Ken S. Bajaj [62], has served as the Chairman of the Company’s Board of Directors and as the Company’s Chief Executive Officer and President since the Company’s inception in September 2001. Mr. Bajaj also serves as the Chief Executive Officer and the Chairman of the Board of Managers of the Company’s subsidiary DigitalNet Government Services, LLC (“DGS”). From September 2000 until June 2001, Mr. Bajaj served as Executive Vice President and Group President of Commerce One, Inc.‘s Global Services division, which he joined in September 2000 when Commerce One, Inc. acquired AppNet, Inc. From November 1997 until September 2000, Mr. Bajaj was Chairman, President and Chief Executive Officer of AppNet, Inc. From March 1997 until November 1997, Mr. Bajaj was Vice Chairman of Wang Laboratories, Inc., which he joined in 1996 when Wang Laboratories, Inc. acquired I-NET, Inc., where Mr. Bajaj served as Executive Vice President from 1988 until 1994 and President from 1994 until 1996. Prior to I-NET, Inc., Mr. Bajaj was a senior executive at Electronic Data Systems Corporation and Perot Systems Corporation. Mr. Bajaj has an M.S. in Electrical Engineering from the University of Toronto and a Ph.D. in Systems Science from Michigan State University.

        Bruce V. Rauner [47], has served as a director of the Company since the its inception in September 2001. Mr. Rauner is chairman of GTCR Golder Rauner, L.L.C. and has been a principal of GTCR since 1981. Mr. Rauner has a B.A. in Economics from Dartmouth College and an M.B.A. from Harvard University. Mr. Rauner also serves as director of Coinmach Corporation, Transaction Network Services Inc. and several private companies in GTCR’s portfolio.

        Philip A. Canfield [36], has served as a director of the Company since the its inception in September 2001. He has been a principal at GTCR Golder Rauner, L.L.C. since 1997. Mr. Canfield has a B.S. in Finance from the Honors Business Program at the University of Texas at Austin and an M.B.A. from the University of Chicago. Mr. Canfield also serves as a director of Transaction Network Services Inc. and several private companies in GTCR’s portfolio.

        Craig A. Bondy [30], has served as a director of the Company since September 2002. He is a Vice President of GTCR Golder Rauner, LLC, which he joined in July 2000. He previously worked in the investment banking department of Credit Suisse First Boston from 1995 until 1998 when he entered Stanford University. He received a B.B.A. in Finance from the Honors Business Program at the University of Texas at Austin and an M.B.A. from Stanford University. Mr. Bondy also serves on the board of directors of several private companies in GTCR’s portfolio.

        The Honorable Richard N. Perle [61], has served as a director of the Company since January 2003. Mr. Perle consults widely on questions of defense and foreign policy. Mr. Perle has served as Resident Fellow of the American Enterprise Institute for Public Policy Research since 1987. From 1981 to 1987, Mr. Perle served as the United States Assistant Secretary of Defense for International Security Policy at the United States Department of Defense. Mr. Perle holds an A.B. in International Relations from the University of Southern California and an M.A. in Politics from Princeton University. Mr. Perle also serves on the board of directors of NAPRO Biotherapeutics, Inc., Hollinger International, Inc. and Autonomy Inc.

        General Edward C. Meyer [74], has served as a director of the Company since January 2003. General Meyer has served as a managing partner of Cilluffo Associates, L.P. since July 1986. From September 1996 until September 2001, General Meyer served as the Chairman of the board of directors of Mitretek Systems. General Meyer holds a B.S. in Engineering from the United States Military Academy and an M.S. in International Affairs from George Washington University. His distinguished military career culminated with his membership on the Joint Chiefs of Staff prior to his 1983 retirement from the United States Army. General Meyer also serves as Chairman of the board of trustees of the George C. Marshall Foundation, Chairman Emeritus of Mitretek Systems and President of Army Emergency Relief.

        Dr. Alan G. Merten [61], has served as a director of the Company since March 2003. Dr. Merten has served as President of George Mason University since July 1996. Dr. Merten holds a B.S. in Mathematics from the University of Wisconsin, an M.S. in Computer Science from Stanford University and a Ph.D. in Computer Science from the University of Wisconsin. Dr. Merten also serves as a director of Brainbench, Inc. and as a trustee of Citigroup Mutual Funds.

        Stuart J. Yarbrough [53], has served as a director of the Company since March 2003. Mr. Yarbrough has served as Managing Director of CrossHill Financial Group since April 1994. From 1985 until 1994, Mr. Yarbrough served as Managing Partner of the Washington, DC office of BDO Seidman. Mr. Yarbrough holds a B.A. in Management Science—Accounting from Duke University.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

        Of the eight directors currently serving on the Board, the Board has determined that Messrs. Rauner, Canfield, Bondy, Perle, Merten, Meyer and Yarbrough are “independent directors” as defined under the NASDAQ Marketplace Rules.

Board Committees

        The Board has standing Audit, Compensation and Nominating and Governance Committees. The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Company maintains a website at www.digitalnet.com. The Company makes available on its website, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements and to assist the Board’s oversight of: (1) the integrity of the Company’s financial statements and the appropriateness of the Company’s accounting policies and procedures; (2) the Company’s compliance with legal and regulatory requirements; (3) the performance of the Company’s independent auditors; and (4) independence, qualifications and performance of the Company’s independent auditors. The Audit Committee presently consists of Stuart J. Yarbrough, Dr. Alan G. Merten and General Edward C. Meyer, each of whom is an independent director. The Board has determined that Mr. Yarbrough qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee held four meetings in 2003. A copy of the Audit Committee’s charter is attached to this proxy statement as Annex A.

        The Compensation Committee’s basic responsibility is to assure that the outside members of the Board, the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors and administration of the Company’s equity incentive programs, including the Company’s stock option plan. On March 28, 2003, the Company entered into an agreement with GTCR that provides that GTCR will retain membership on the Compensation Committee for so long as GTCR owns at least 37.5% of the Common Stock it owned immediately after the Company’s initial public offering. The Compensation Committee presently consists of Philip A. Canfield, Ken S. Bajaj and The Honorable Richard N. Perle. Mr. Canfield and Mr. Perle are independent directors under the NASDAQ Marketplace Rules. Effective as of the meeting of the Board immediately following the Annual Meeting, Mr. Bajaj will resign from the Compensation Committee. The Compensation Committee held two meetings in 2003.

        The Nominating and Governance Committee provides assistance to the Board in fulfilling its responsibilities by: (1) identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board or by the stockholders of the Company; (2) identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board; (3) developing and recommending to the Board a set of corporate governance principles applicable to the Company, including matters of (i) Board organization, membership and function, (ii) committee structure and membership and (iii) succession planning for the Chief Executive Officer of the Company; and (4) taking a leadership role in shaping the corporate governance of the Company. On March 28, 2003, the Company entered into an agreement with GTCR that provides that GTCR will retain membership on the Nominating and Governance Committee for so long as GTCR owns at least 37.5% of the Common Stock it owned immediately after the completion of the Company’s initial public offering. The Nominating and Governance Committee presently consists of Ken S. Bajaj and Philip A. Canfield. Mr. Canfield is an independent director under the NASDAQ Marketplace Rules. Effective as of the meeting of the Board immediately following the Annual Meeting, Mr. Bajaj will resign from the Nominating and Governance Committee and Mr. Perle, an independent director under the NASDAQ Marketplace Rules, will be appointed in his place. The Nominating and Governance Committee did not meet in 2003.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee of the Board of Directors seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Nominating and Governance Committee believes it is important that at least one director serving on the Audit Committee have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment. In addition, the Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director to possess to be recommended by the Committee to the Board:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.

•	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

        The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in the Company’s Nominating and Governance Committee Charter. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-Laws. Pursuant to these requirements, a stockholder must give a written notice of intent to the Secretary of the Company not less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

Communications with Board of Directors

        Stockholders may communicate with the Board of Directors by writing to the Secretary of the Company at DigitalNet Holdings, Inc., c/o the Board (or, at the stockholder’s option, c/o a specific director), 2525 Network Place, Herndon, Virginia 20171. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board or c/o a specific director) is delivered to the Board or the specified director, as the case may be.

Meetings and Attendance

        The Board held two meetings in 2003. Each director attended at least 75% of the meetings of the Board held in 2003 and meetings held by all committees of the Board on which such director served during the period that the director so served in 2003.

        Directors are encouraged to attend the Company’s annual meeting of stockholders each year.

Director Compensation

        Retainer and Fees. The Board of Directors determines the amount of any fees, whether payable in cash, shares of Common Stock or options to purchase Common Stock, and expense reimbursements that directors receive for attending meetings of the Board of Directors or committees of the Board. The Company pays each non-employee director $1,500 for each board meeting and each committee meeting they attend and the Company reimburses each director for reasonable out-of-pocket expenses related to attending such meetings. Messrs. Bondy, Canfield and Rauner waived their meeting fees in 2003, but were reimbursed for their reasonable out-of-pocket expenses related to attending meetings.

        Equity Compensation. In connection with the Company’s initial public offering, Messrs. Meyer, Perle, Merten and Yarbrough were granted 20,000 options with an exercise price equal to 85% of the initial public offering price, of which 25% vested on the date of grant with the balance vesting ratably over 36 months.

        The Company’s 2003 Equity Incentive Plan provides for the automatic grant of an additional 10,000 options to each non-employee director each year on the first business day following the annual meeting of stockholders, with an exercise price equal to the fair market value of the Common Stock on the grant date.

Code of Business Conduct and Ethics

        On April 27, 2004, the Company adopted a Code of Business Conduct and Ethics for the Company’s employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other persons performing similar functions. The Company’s Code of Business Conduct and Ethics can be accessed on the Company’s website www.digitalnet.com.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the year ended December 31, 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Securities Underlying Stock Options(#)	Long-Term Incentive Compensation Payouts($)	All Other Compensation ($)(2)
Ken S. Bajaj,	2003	300,000	150,000	--	--	--	--	3,688
Chairman, President and	2002	283,333	50,000	--	--	--	--	--
Chief Executive Officer
Jack Pearlstein,	2003	250,000	125,000	--	--	--	--	240
Chief Financial	2002	241,667	41,667	--	--	--	--	--
Officer,
Treasurer and Secretary
Steven L. Hanau,	2003	240,254	145,000	--	--	15,600	--	5,470
Senior Vice President	2002	--	--	--	--	--	--	--
of the Company and
President of DGS
Michael C. Sanders,	2003	230,078	88,669	--	--	9,000	--	6,297
Senior Vice President	2002	211,605	102,563	--	--	--	--	6,078
and Chief Operating
Officer, Civilian
Operations of DGS (3)
Michael McHugh,	2003	206,042	151,856	--	--	9,000	--	4,672
Senior Vice	2002	--	--	--	--	--	--	--
President
Department of Defense
and NASA Operations of
DGS

(1)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	“All Other Compensation” includes the following: (i) contributions under the Company’s defined contribution plan on behalf of each of the named executives (Mr. Bajaj, $1,625, Mr. Hanau, $4,438, Mr. Sanders, $6,000, Mr. McHugh, $4,388); and (ii) premium payments under the Company’s group term life insurance plan (Mr. Bajaj, $2,063, Mr. Pearlstein, $240, Mr. Hanau, $1,032, Mr. Sanders, $297, Mr. McHugh, $285).

(3)	The salary for Mr. Sanders in 2002 reflects the mathematical addition of salary he earned from the Company’s predecessor for the period from January 1, 2002 through November 25, 2002 and the salary he earned from the Company for the period from November 26, 2002 through December 31, 2002. Mr. Sanders also received stock appreciation rights from the Company’s predecessor’s parent company, which expired prior to vesting on the date the Company acquired DGS.

Stock Options

        The following table sets forth information regarding individual grants of stock options to the named executive officers during 2003.

Option Grants in the Last Fiscal Year

Individual Grants
Name	Securities Underlying Options Granted	% Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value(1)
Ken S. Bajaj	--	--	--	--	--
Jack Pearlstein	--	--	--	--	--
Steven Hanau (2)	15,600	5.0	8.00	08/29/2013	$6,552
Michael C. Sanders (2)	9,000	2.9	8.00	08/29/2013	$3,780
Michael McHugh (3)	9,000	2.9	8.00	08/29/2013	$3,780

(1)	The Grant Date Present Value was determined using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of approximately 3%; no dividends; expected life of the options of four years; and volatility of 50%.

(2)	Twenty-five percent of the options vested on 11/30/2003. The remaining options will vest monthly for the following thirty-six months.

(3)	Twenty-five percent of the options vested on 1/31/2004. The remaining options will vest monthly for the following thirty-six months.

Aggregate Option Exercises and Fiscal
Year-End Option Value Table

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable
Ken S. Bajaj	--	--
Jack Pearlstein	--	--
Steven Hanau	4,225/11,375	$48,672/$131,040
Michael C. Sanders	2,438/6,562	$28,086/$75,594
Michael McHugh	0/9,000	$0/$103,680

Compensation Committee Interlocks and Insider Participation

        Mr. Bajaj, the Company’s Chairman, Chief Executive Officer and President, is currently a member of the Company’s Compensation Committee. The Company entered into a senior management agreement with Mr. Bajaj on September 7, 2001 and Mr. Bajaj delivered promissory notes to the Company in connection with his purchase of the Common Stock. Pursuant to a March 28, 2003 agreement, Mr. Bajaj was required to repay the entire principal balance of the promissory notes, together with any accrued but unpaid interest, immediately prior to the consummation of the Company’s initial public offering. As a result of the completion of the Company’s initial public offering, Mr. Bajaj repaid all amounts due under the promissory notes. None of the other people who will be members of the Company’s Compensation Committee are, nor have they ever been at any time since the Company’s incorporation, one of the Company’s officers or employees. None of the members of the Company’s Compensation Committee serve as a member of the Board or compensation committee of any entity that has one or more of the Company’s executive officers serving as a member of its board of directors or compensation committee. Effective as of the meeting of the Board immediately following the Annual Meeting, Mr. Bajaj will resign from the Compensation Committee.

        Mr. Canfield, a principal of GTCR, is a member of the Company’s Compensation Committee. GTCR and the Company were parties to a professional services agreement, dated as of September 7, 2001, which entitled GTCR to receive an annual fee of $200,000 until March 7, 2002, and $300,000 thereafter, paid in equal monthly installments, in exchange for financial and management consulting services. As of December 31, 2003, the Company had accrued, but not paid, $590,000 under the agreement. This agreement also entitled GTCR to receive an investment fee equal to 1% of the purchase price of the Common Stock and Class A Preferred Stock it purchased from the Company. No investment fees were due for the year ended December 31, 2003, under this agreement. The GTCR professional services agreement terminated in October 2003 upon the consummation of the Company’s initial public offering.

Agreements with Named Executive Officers

Ken S. Bajaj

        The Company entered into a senior management agreement with Mr. Bajaj dated September 7, 2001, containing provisions relating to stock ownership and employment terms.

        The senior management agreement provides for Mr. Bajaj to serve as Chairman, President and Chief Executive Officer of DigitalNet Holdings, Inc. and DigitalNet, Inc. until his resignation, disability or a decision by the Board to terminate his employment. Mr. Bajaj’s annual base salary was set at $200,000 until March 7, 2002, and $300,000 thereafter, and he is eligible for a bonus of up to 50% of his annual base salary, as determined by the Board.

        If, during the one-year period following a sale of the Company, Mr. Bajaj’s employment is terminated without cause or he resigns with good reason, then Mr. Bajaj is entitled to receive a severance payment equal to the amount of his annual base salary, any unpaid bonus, and health and life insurance benefits through a one-year severance period.

        Mr. Bajaj’s senior management agreement contains provisions requiring him to protect the confidentiality of the Company’s proprietary and confidential information. Mr. Bajaj also has agreed not to compete with the Company for a period of eighteen months after the end of his employment, unless Mr. Bajaj ceases to be employed by the Company due to a sale of the Company, in which case the period is reduced to twelve months.

        The senior management agreement prohibits the transfer of the Common Stock owned directly by Mr. Bajaj, other than transfers:

•	to family members, pursuant to laws of inheritance or to a guardian, in each case so long as the transferee agrees to be bound by the transfer restrictions;

•	of vested shares at any time that the Common Stock held by GTCR is sold pursuant to a registered public offering or a Rule 144 sale or transferred to the limited partners of GTCR, but only in proportion to the number of shares sold or transferred by GTCR; or

•	of vested shares at any time that the Common Stock held by GTCR is included on a resale registration statement, but only in proportion to the number of shares registered by GTCR.

        The transfer restrictions survive until the earliest of:

•	a sale of the Company;

•	the failure of GTCR to own at least 50% of their original investment in the Common Stock; or

•	September 7, 2006.

        On March 28, 2003, Mr. Bajaj’s senior management agreement was amended to provide that the Company will not further amend Mr. Bajaj’s senior management agreement without the consent of GTCR. GTCR’s consent right terminates when it fails to own at least 37.5% of the amount of the Common Stock it owned after the consummation of the Company’s initial public offering for all provisions of Mr. Bajaj’s senior management agreement except for the section detailing the restrictions on transfers of shares, over which GTCR’s consent right shall not terminate at any time it owns the Company’s shares.

        Pursuant to Mr. Bajaj’s senior management agreement, the Company agreed to use commercially reasonable efforts to promptly file a Form S-8/S-3 registration statement after the completion of the Company’s initial public offering to register Mr. Bajaj’s shares of the Common Stock for resale under the Securities Act of 1933.

Jack Pearlstein

        The Company entered into a senior management agreement with Mr. Pearlstein dated September 7, 2001, containing provisions relating to stock ownership and employment terms.

        The senior management agreement provides for Mr. Pearlstein to serve as Chief Financial Officer of the Company and DigitalNet, Inc. until his resignation, disability or a decision by the Board of Directors to terminate his employment. Mr. Pearlstein’s annual base salary was set at $200,000 until March 7, 2002, and $250,000 thereafter, and he is eligible for a bonus of up to 50% of his annual base salary, as determined by the Board.

        If Mr. Pearlstein’s employment is terminated without cause or he resigns with good reason after the earlier to occur of:

•	a sale of the Company; or

•	an acquisition by the Company of a company meeting specified financial criteria,

then Mr. Pearlstein is entitled to receive a severance payment equal to the amount of his annual base salary, any unpaid bonus, and health and life insurance benefits through a one-year severance period.

        All other material terms and provisions of Mr. Pearlstein’s senior management agreement, including the transfer restrictions imposed on the Common Stock owned directly by Mr. Pearlstein, are identical to the applicable terms and provisions of Mr. Bajaj’s senior management agreement. In connection with the amendment of Mr. Pearlstein’s senior management agreement on March 28, 2003, the Company agreed that it would not further amend Mr. Pearlstein’s senior management agreement without the consent of GTCR. GTCR’s consent right terminates when it fails to own at least 37.5% of the amount of the Common Stock it owned after the consummation of the Company’s initial public offering for all provisions of Mr. Pearlstein’s senior management agreement except for the section detailing the restrictions on transfers of shares, over which GTCR’s consent right shall not terminate at any time it owns the Company’s shares.

Steven L. Hanau

        The Company entered into a consulting agreement with Mr. Hanau dated January 10, 2002, containing provisions relating to stock ownership and consulting terms. On January 23, 2003, Mr. Hanau’s consulting agreement was amended pursuant to which the consulting agreement became a senior management agreement and Mr. Hanau became the President of DGS and a Senior Vice President of the Company until his resignation, disability or the Company’s decision to terminate his employment. Pursuant to Mr. Hanau’s senior management agreement, his annual base salary is $250,000 and he is eligible for a bonus of up to 50% of his annual base salary, based on the achievement of objectives set by the Company’s President. The agreement also entitles Mr. Hanau to grants of options as approved by the Board, or a committee thereof, and to any benefits approved by the Board and made available to the Company’s senior management. Pursuant to the Company’s amended and restated stock incentive plan, on August 29, 2003, the Board granted Mr. Hanau options to purchase 15,600 shares of the Common Stock, which began to vest on November 30, 2003.

        Mr. Hanau’s senior management agreement contains provisions requiring him to protect the confidentiality of the Company’s proprietary and confidential information. Mr. Hanau has also agreed not to compete with the Company for a period of two years after the end of his employment if Mr. Hanau resigns or if the Company terminates him for cause or for a period of one year, extendable at the Company’s option for an additional one-year period, if the Company terminates Mr. Hanau without cause.

        If the Company terminates Mr. Hanau’s employment without cause or he resigns with good reason, then Mr. Hanau is entitled to receive a severance payment equal to the amount of his annual base salary and health and life insurance benefits through the noncompetition period and any declared bonuses that remain unpaid as of the end of Mr. Hanau’s employment.

        Mr. Hanau’s senior management agreement prohibits the transfer of Mr. Hanau’s Common Stock, other than transfers:

•	to family members, pursuant to laws of inheritance or to a guardian, in each case so long as the transferee agrees to be bound by the transfer restrictions;

•	of vested shares at any time that the Common Stock held by GTCR is sold pursuant to a registered public offering or a Rule 144 sale or transferred to the limited partners of GTCR, but only in proportion to the number of shares sold or transferred by GTCR; or

•	of vested shares at any time that the Common Stock held by GTCR is included on a resale registration statement, but only in proportion to the number of shares registered by GTCR.

        The transfer restrictions survive until the earliest of:

•	a sale of the Company;

•	the failure of GTCR to own at least 50% of their original investment in the Common Stock; or

•	January 10, 2007.

        Pursuant to Mr. Hanau’s senior management agreement, the Company has agreed to use commercially reasonable efforts to promptly file a Form S-8/S-3 registration statement after the completion of the Company’s initial public offering to register Mr. Hanau’s shares of the Common Stock for resale. Pursuant to Mr. Hanau’s senior management agreement, any options to purchase the Common Stock held by Mr. Hanau will vest and become fully exercisable upon the sale of the Company.

Michael C. Sanders

        Mr. Sanders is entitled to severance benefits under a severance plan that became effective in January 2001. Under the plan’s provisions, if the Company terminates him or if he resigns for good reason, during a period extending from 90 days before a change in control to up to two years after a change in control, he is entitled to receive a severance benefit equal to 18 months of his annual base salary, plus bonus, and up to 18 months of health continuation benefits.

PERFORMANCE INFORMATION

        Shares of the Common Stock began trading on an “actual” basis on the Nasdaq National Market on October 10, 2003. The following graph compares on a cumulative basis changes since October 10, 2003 in (a) the total stockholder return on the Common Stock with (b) the total return on the Russell 2000 Index and (c) the total return on the peer group. Such changes have been measured by dividing (a) the difference between the price per share at the end of and the beginning of the measurement period by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on October 10, 2003 in the Common Stock, the Russell 2000 Index and the peer group comprised of CACI International, Inc., Anteon International Corporation, PEC Solutions, Inc., SRA International, Inc. and ManTech International Corporation.

[PERFORMANCE GRAPH OMITTED]

	10/10/03	10/31/03	11/30/03	12/31/03

Common Stock	$ 100.00	$ 135.94	$ 118.18	$ 114.82

Peer Group	$ 100.00	$ 107.00	$ 112.79	$ 108.79

Russell 2000	$ 100.00	$ 101.32	$ 104.83	$ 106.82

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

        The Board of Directors has established a Compensation Committee with authority to set all forms of compensation of the Company’s executive officers.

Compensation Philosophy

        The Board’s compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value. Also, to ensure that DigitalNet is strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow the Company to attract, motivate, and retain talented executive officers who contribute to the long-term success of the Company. The compensation of the chief executive officer and other named executive officers of the Company is comprised of cash compensation and long-term incentives, including grants of stock options.

Total Compensation for Executives

        For 2003, the Company’s total compensation for named executive officers consisted of the following components: base salary, incentive compensation, and long-term stock incentives. In setting 2003 compensation, the Compensation Committee considered the specific factors discussed below:

        Base Salary

        In setting the base salaries for the named executive officers for 2003, the Compensation Committee considered both Company and individual performance. Base salaries are targeted to approximate the average base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, executive pay for comparable positions in other companies, and executive pay within the Company.

        Incentive Compensation

        In order to determine annual incentive awards for the named executive officers, the Compensation Committee has established specific goals for each named executive officer to measure both individual performance and business results. In particular, the Compensation Committee considers the performance of the Company as well as individual success in achieving specific personal goals. Targets for measuring both business results and achievement of personal goals are set at the beginning of the year by the Compensation Committee. Areas considered include achieving specific objectives such as revenue, gross margin, backlog, DSOs, employee turnover and the efficient operation of the executive officer’s area of responsibility. This ensures that there is a clear and consistent framework in which achievement is measured and that performance is recognized and rewarded. Under the annual incentive plan, a portion of the executive’s targeted total compensation is placed “at risk” dependent upon the Company’s results. The targeted incentive amounts for the named executive officers ranges from 40% to 50% of base salary. Depending upon the achievement of pre-determined performance metrics, executives were awarded between 90% and 100% of the targeted incentive amounts. Annual incentive awards are generally awarded in March of a given year for results in the preceding year. In addition to the annual incentive award program, in certain specific situations, the Compensation Committee rewards individuals for exceptional performance related to the achievement of specific goals. Incentive awards for the 2003 year for the named executive officers are reflected in the table on page 9.

        Long-Term Stock Incentives

        Long-term incentives are designed to align the interests of management and stockholders by encouraging employee ownership. To date, long-term incentives have been provided in the form of stock option grants in accordance with the Company’s Amended and Restated 2003 Equity Incentive Plan (the “Equity Incentive Plan”), although the Equity Incentive Plan permits a variety of equity-based awards, including stock appreciation rights, dividend equivalent rights, performance units, performance shares, phantom shares and restricted stock.

        Awards under the Equity Incentive Plan are designed to provide executive officers with the incentive to maximize stockholder value by creating a direct link between executive compensation and long-term stockholder return. The Compensation Committee meets to discuss the grant of awards at least annually, with each executive officer being considered for an award periodically at the sole discretion of the Compensation Committee. The stock option grants awarded to date each allow the executive officer to acquire shares of the Common Stock, subject to the completion of a four-year vesting period and continued employment with the Company. These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a ten-year term. In determining the amount of stock options, if any, to be granted in a fiscal year, the Compensation Committee considers the same factors set forth above, as well as the amount of stock options previously awarded.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). While the Compensation Committee considers the impact of this rule when developing and implementing the Company’s executive compensation programs, the Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While grants of options and stock appreciation rights under the Stock Incentive Plan are intended to qualify as “performance-based”, restricted stock granted under the Stock Incentive Plan and amounts paid under the Company’s other compensation programs may not qualify.

Chief Executive Officer Compensation

        Consistent with the standards discussed in the “Total Compensation for Executives” section of this report, in establishing Mr. Bajaj’s base salary, incentive compensation, and in recommending long-term stock incentives for 2003, the Compensation Committee considered Mr. Bajaj’s contribution to the Company’s performance, business results, and the compensation of others in the industry in comparable positions.

        Base Salary

        Mr. Bajaj’s actual annual base salary for 2003 was $300,000.

        Incentive Award

    Mr.        Bajaj received incentive compensation and other compensation for achieving specific performance goals in the amount of $150,000 for his performance during 2003.

        Long-Term Incentives

        On April 15, 2004, Mr. Bajaj was granted a stock option award of 25,000 options.

COMPENSATION COMMITTEE:

Philip A. Canfield
Ken S. Bajaj
Richard N. Perle

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee consists solely of independent directors within the meaning of the NASDAQ listing standards. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the year ended December 31, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the U.S. In addition, the Committee discussed with the independent auditors the auditor’s independence from management and the Company including with respect to the matters in the written disclosures required by the Independence Standards Board.

        The Committee discussed with the Company’s independent auditors the overall scope and plan for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee has also selected the Company’s independent auditors for 2004.

By the Audit Committee:

Stuart J. Yarbrough, Chair
Alan G. Merten
Edward C. Meyer

INDEPENDENT AUDITORS

        Ernst & Young LLP audited the financial statements of the Company for the year ended December 31, 2003. The Audit Committee has engaged Ernst & Young LLP as the Company’s independent auditors for 2004.

        A representative of Ernst & Young LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

        For 2002 and 2003, payments for services provided by Ernst & Young LLP were as follows:

	2002	2003
Audit Fees	$35,000	$1,716,145
Audit-Related Fees	119,314	36,950
Tax Fees	26,500	--
All Other Fees	--	--

Total	$180,814	$1,753,095

        Tax fees for 2002 was comprised of payments made for tax due diligence services provided in connection with the acquisition of our predecessor, DigitalNet Government Solutions, LLC, in 2002.

        The Company’s Pre-Approval Policy for Audit and Non-Audit Services provides that at the September Audit Committee meeting each year, management presents the Audit Committee with a schedule detailing the following year’s anticipated non-audit services. The non-audit schedule details the routine services to be provided by the Company’s independent auditor, categorized into the following three classifications: 1) Audit Related; 2) Tax Services and 3) All Other. Following Audit Committee approval of the proposed services, management is authorized to proceed with the services that have been approved, and reports quarterly to the Audit Committee on the status of the services and related fees. For non-audit services not covered by the schedule and for any project that falls into the category of “All Other,” prior approval of the Audit Committee or delegated member of the Audit Committee is required.

        Notwithstanding any other provisions of this policy, any individual project, whether included in the schedule or not, for which the fee estimate exceeds $200,000 requires formal pre-approval by the Audit Committee. With regard to “Tax Services,” projects proposed by the independent auditors’ tax specialists for which the only business purpose is tax avoidance, management will be required to obtain pre-approval from the Audit Committee regardless of the amount of the fee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that, during the fiscal year ended December 31, 2003, all of its directors and executive officers complied with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

GTCR Professional Services Agreement

        GTCR and the Company were parties to a professional services agreement, dated as of September 7, 2001, which entitled GTCR to receive an annual fee of $200,000 until March 7, 2002, and $300,000 annually thereafter, paid in equal monthly installments, for providing financial and management consulting services to the Company. The Company paid approximately $590,000 to GTCR in February, 2004 for fees accrued prior to the Company’s October 2003 initial public offering. This agreement also entitled GTCR to receive an investment fee equal to 1% of the purchase price of the Common Stock and Class A Preferred Stock it purchased from the Company. No investment fees were due for the year ended December 31, 2003 under this agreement. This agreement terminated in October 2003 upon completion of the Company’s initial public offering.

Contract with a Company Owned by the Son of the Chairman and Chief Executive Officer

        From March 2003 through December 2003, the Company issued four purchase orders totaling approximately $694,000, on a subcontract basis, to a company owned by the son of the Company’s Chairman and Chief Executive Officer. As of December 31, 2003, the Company has paid approximately $236,000 to the company pursuant to these purchase orders. Through these purchase orders, the company acted as a subcontractor under two of the Company’s civilian agency contracts, providing professional systems engineering and economic analysis services. These purchase orders were issued in the ordinary course of business and, based on the Company’s historic practices with respect to retaining subcontractors to provide services of a similar nature, the Company believes these services were provided on terms no less favorable to the Company than it would anticipate receiving from unrelated parties. The Audit Committee approved these transactions.

Promissory Notes

        As described in “Executive Compensation—Agreements with Named Executive Officers,” in connection with their purchase of the Common Stock, Messrs. Bajaj, Pearlstein, and Hanau delivered promissory notes to the Company bearing interest at an annual rate of 5%, compounded annually. In 2003, the largest aggregate amount of indebtedness outstanding under the promissory notes was: Mr. Bajaj – $780,690; Mr. Pearlstein – $195,171.52; and Mr. Hanau – $37,768.03. As a result of the Company’s initial public offering in October 2003, Messrs. Bajaj, Hanau and Pearlstein repaid all amounts due under the related outstanding promissory notes.

GTCR Purchase Agreement

        The Company entered into an agreement with GTCR; the Bajaj Family Limited Partnership, the Reuben Bajaj Trust, and the J. Sunny Bajaj Trust, each a Bajaj purchaser; and the Pearlstein Family, LLC, dated as of September 7, 2001, which provided for the purchase by GTCR, the Bajaj purchasers and the Pearlstein Family, LLC of 1,250,000, 52,081, and 3,906 shares of the Common Stock, respectively, at a price of $0.80 per share. At that time, GTCR, the Bajaj purchasers and the Pearlstein Family, LLC also agreed to purchase up to an aggregate of 2,950,000, 122,918, and 9,219 additional shares of the Common Stock, respectively, at a price of $0.80 per share and an additional 92,640, 3,860, and 290 shares of the Company’s Class A Preferred Stock, respectively, at a price of $1,000 per share in the future on the terms described below. Under the agreement, GTCR could purchase these additional shares of the Common Stock and the Company’s Class A Preferred Stock at the request of the Board. Upon any such purchase by GTCR of the Common Stock or Class A Preferred Stock, the Bajaj purchasers, and the Pearlstein Family, LLC were required to purchase shares of Common Stock and Class A Preferred Stock in an amount necessary to maintain the same percentage ownership of the Common Stock, assuming conversion of all the Company’s Class A Preferred Stock, among GTCR, the Bajaj purchasers and the Pearlstein Family, LLC as existed after the initial purchase of the Common Stock under the agreement.

        Under the terms of this agreement, in 2002 GTCR, the Bajaj purchasers and the Pearlstein Family, LLC purchased an aggregate of 4,200,000, 174,999, and 13,125 shares of the Common Stock, respectively, and an aggregate of 58,744, 2,448, and 184 shares of the Company’s Class A Preferred Stock, respectively, for aggregate purchase prices of approximately $62,104,000, $2,588,000, and $194,500, respectively.

        The purchase agreement provided that as long as GTCR owned at least a majority of the Class A Preferred Stock, the Company was restricted from taking certain actions with respect to the Common Stock, and its preferred stock, as well as certain other matters, without GTCR’s consent.

        On March 28, 2003, the purchase agreement was amended to provide that the provisions that allowed GTCR, the Bajaj purchasers and the Pearlstein Family LLC to purchase Class A Preferred Stock and that required the Company to obtain GTCR’s consent before taking various actions upon consummation of the Company’s initial public offering would terminate upon the consummation of an initial public offering of the Common Stock. The amendment also provided that the Company is required to obtain the consent of GTCR before issuing stock-based compensation to Messrs. Bajaj and Pearlstein. GTCR’s rights under this provision terminate when GTCR owns less than 37.5% of the amount of the Common Stock it owned after consummation of the initial public offering.

Stockholders’ Agreement, Registration Agreement and Senior Management Agreements

        In connection with the purchase agreement with GTCR, the Bajaj purchasers, the Pearlstein Family, LLC, the Company, and GTCR entered into a stockholders’ agreement and a registration agreement, both dated as of September 7, 2001. The Company’s other holders of Common Stock became parties to the stockholders’ agreement between September 7, 2001 and September 20, 2002. On November 26, 2002, in connection with the Company’s acquisition of DGS, GetronicsWang Co. LLC and Banc of America Mezzanine Capital LLC (BAMC) became parties to the Company’s amended and restated stockholders’ agreement and amended and restated registration agreement. On March 26, 2003, in connection with the assignment by BAMC to American Capital Strategies, Ltd. (ACS) of warrants to purchase the Company’s Common Stock, ACS became a party to the Company’s amended and restated stockholders’ agreement. The amended and restated stockholders’ agreement was further amended on March 28, 2003 to provide, among other things, that the Board of Directors would consist of two representatives designated by GTCR, two representatives designated by Mr. Bajaj and up to five representatives chosen jointly by GTCR and Mr. Bajaj.

        The stockholders’ agreement terminated upon the consummation of the Company’s initial public offering in October 2003.

        The registration agreement grants certain of the Company’s stockholders rights to require the Company to file registration statements to register their shares of Common Stock for future sale.

        The Company has entered into senior management agreements with each of Messrs. Bajaj, Pearlstein, and Hanau and it maintains a severance plan that covers Mr. Sanders as described in “Executive Compensation—Agreements with Named Executive Officers.”

MISCELLANEOUS

Stockholder Proposals

Proposals which stockholders of the Company intend to present at and have included in the Company’s proxy statement for the 2005 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received at the offices of the Company by the close of business on January 3, 2005. In addition, a stockholder who intends to present business other than pursuant to Rule 14a-8 at the 2005 annual meeting (including, nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 90 days prior to the first anniversary of the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2005 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to March 5, 2005, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2005 annual meeting. If the Board chooses to present such proposal at the 2005 annual meeting, then the persons named in proxies solicited by the Board for the 2005 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally, by telephone or by electronic communication by certain officers and other employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing Jack Pearlstein, Secretary, DigitalNet Holdings, Inc., 2525 Network Place, Herndon, Virginia 20171.

By Order of the Board of Directors
DIGITALNET HOLDINGS, INC.

Jack Pearlstein
Secretary

April 28, 2004

ANNEX A

DIGITALNET HOLDINGS, INC.

CHARTER OF THE AUDIT COMMITTEE

(As Adopted April 27, 2004)

Statement of Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditors’ qualifications and independence, (c) the performance of the Company’s independent auditors and (d) the compliance by the Company with legal and regulatory requirements. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        The Committee is also responsible for preparing the report of the Audit Committee required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of stockholders.

Committee Membership and Qualifications

        The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. At least one member of the Committee must be an “audit committee financial expert” as defined by the SEC. Members of the Committee shall not simultaneously serve on audit committees of more than two other public companies without the prior consent of the Board of Directors.

Appointment and Removal of Committee Members

        The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies on the recommendation of the Company’s Nominating and Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

        The Chairperson of the Committee shall be appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company’s Chief Financial Officer, set the agenda for Committee meetings.

Meetings

        The Committee shall meet at least quarterly, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee. A majority of the members of the Committee shall constitute a quorum.

        The Committee shall meet regularly in executive session, without Company management present. The Committee shall also meet regularly with the internal auditing department, the independent auditors, and as a Committee. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Responsibilities and Duties

        The Committee shall have the sole authority to appoint, retain and terminate the Company’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

        The Committee shall preapprove (which preapproval may be pursuant to preapproval policies and procedures established by the Committee provided such policies and procedures are detailed as to the particular service and do not include delegation of the Committee’s responsibilities to management) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to grant preapprovals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Except as specified in the preceding sentence, the Committee shall have no authority to delegate its responsibilities and duties to a subcommittee of its members.

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        In carrying out these responsibilities and duties, the Committee will:

        Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually in consultation with the Nominating and Governance Committee. Submit the Charter to the Board of Directors for approval and have the Charter published in the proxy statement in accordance with SEC regulations.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and the independent auditors’ report thereon, including disclosures made in management’s discussion and analysis, contained in the Company’s Form 10-K and annual report to stockholders prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

3.	Review and discuss with management and the independent auditors the quarterly and annual earnings press releases (including a review of any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Review and discuss with management and the independent auditors the Company’s Form 10-Qs and Form 10-Ks, including disclosures made in management’s discussion and analysis as well as the results of the independent auditors’ review of the quarterly financial statements.

5.	In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

6.	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

7.	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

8.	Discuss with management and the independent auditors the effect of accounting and regulatory initiatives as well as off-balance sheet arrangements, if any, on the Company’s financial statements.

9.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any difficulties or problems encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting or any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

11.	As and when required by SEC rules, obtain, on a quarterly basis, reports from management regarding its evaluation of the Company’s disclosure controls and procedures and internal control over financial reporting.

12.	As and when required by SEC rules, obtain, on an annual basis, the independent auditors’ attestation report on management’s assessment of the Company’s internal control over financial reporting.

        Independent Auditors

13.	Review the performance of the independent auditors.

14.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

15.	Review the independent auditors’ audit plan prior to the commencement of the audit and discuss audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

16.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

17.	Obtain at least annually and review a report from the independent auditors, as required by Standards Board Standard No. 1, regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors. Review any material issues raised by the most recent internal or external quality control review of the firm or by any recent inquiry or inspection by the Public Company Accounting Oversight Board or any governmental authority. The Committee shall present its conclusions with respect to the independent auditors to the Board of Directors.

18.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

19.	Establish clear policies for the hiring by the Company of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

        Compliance Oversight

20.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s Codes of Ethics and Business Conduct.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        Other Committee Responsibilities

22.	Review all related party transactions (i.e., any transaction required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis and approve, when appropriate, all such transactions. The Company shall not enter into any related party transaction that is not approved by the Committee, and shall terminate at the earliest practicable time any existing related party transaction that the Committee determines to be inappropriate.

23.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

24.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Committee’s Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Proxy – DigitalNet Holdings, Inc.

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

2525 Network Place
Herndon, Virginia 20171

The undersigned hereby appoints Ken S. Bajaj and Philip A. Canfield, jointly and severally, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of DigitalNet Holdings, Inc. (the “Company”) held of record by the undersigned on April 21, 2004 at the Annual Meeting of Stockholders to be held on June 3, 2004 and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the

Card and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

DigitalNet Holdings, Inc.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD		FOR	WITHHOLD
(01) Ken S. Bajaj	_______	_______	(05) Edward C. Meyer	_______	_______
(02) Craig A. Bondy	_______	_______	(06) Richard N. Perle	_______	_______
(03) Philip A. Canfield	_______	_______	(07) Bruce V. Rauner	_______	_______
(04) Alan G. Merten	_______	_______	(08) Stuart J. Yarbrough	_______	_______

2.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

B	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box.	Date (mm/dd/yyyy)

__________________________________________	__________________________________________	__________________